UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2022

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, Edward Carr, Chief Financial Officer and Chief Accounting Officer of Abeona Therapeutics Inc. (the “Company”), notified the Company of his resignation effective March 31, 2022. Mr. Carr will remain the Company’s Chief Accounting Officer and principal financial officer and principal accounting officer through March 31, 2022. Mr. Carr’s resignation is not the result of any disagreement with the Company.

Also on March 3, 2022, the Board appointed Joseph Vazzano as Chief Financial Officer effective March 14, 2022. Mr. Vazzano, 38, will serve as the Company’s principal financial officer and principal accounting officer effective March 31, 2022. Before joining the Company, Mr. Vazzano served as Chief Financial Officer of Avenue Therapeutics, Inc. (Nasdaq: ATXI) (“Avenue”) from February 2019 to January 2022. Prior to that, he served as Avenue’s Vice President of Finance and Corporate Controller since August 2017. During his tenure at Avenue, Mr. Vazzano secured multiple equity financings for Avenue and served in a leadership role for signing a complex, two-stage acquisition of Avenue with future contingent value rights. Prior to joining Avenue, Mr. Vazzano served as Assistant Corporate Controller at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) from October 2016 to July 2017, where he helped grow the finance and accounting department during the company’s transition from a development-stage company to a fully integrated commercial organization. Mr. Vazzano has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey. The Company is not aware of any transaction or relationship involving Mr. Vazzano requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Vazzano and the Company entered into a letter agreement (the “Agreement”), pursuant to which Mr. Vazzano will receive an annual base salary of $360,000, payable in accordance with the regular payroll practices of the Company. Mr. Vazzano will also be entitled to an annual bonus opportunity, with a target range equal to 40% of his base salary and prorated for any partial year of service. Any such bonus will be contingent on Mr. Vazzano’s satisfaction of objective and subjective performance goals established by the Company’s Board of Directors (the “Board”). Additionally, Mr. Vazzano will receive 200,000 shares of restricted stock. If the Company achieves certain business objectives as outlined in the Agreement, then (i) Mr. Vazzano’s salary will increase to $400,000 and (ii) he will receive an additional 30,000 shares of restricted stock, each as further described in the Agreement. Mr. Vazzano will also be entitled to receive stock option grants and other long-term compensation grants under the Abeona Therapeutics Inc. 2015 Equity Incentive Plan subject to the Board’s discretion and approval. Any options and shares of restricted stock will vest over a 48-month period, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting in equal installments over the following 36 months, with options vesting monthly and restricted stock vesting annually. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Brendan M. O’Malley
Name:	Brendan M. O’Malley
Title:	Senior Vice President, General Counsel

Date: March 9, 2022